                                                  Filed under Rule 424 (b) (3)
                                                            File No. 333-63153



SUPPLEMENT NO. 5 TO PROSPECTUS DATED SEPTEMBER 21, 1998

(AS SUPPLEMENTED SEPTEMBER 21, 1998)


                            PACCAR Financial Corp.

                         Medium-Term Notes, Series I

                 Due nine months or more from date of issue

       Interest payable each March 15 and September 15 and at maturity



                                                                    Interest Rate
Range of Maturities                                                   Per Annum
-------------------                                                 --------------
More than 30 months to 34 months................................       5.450%

More than 35 months to 37 months................................       5.500%

More than 38 months to 42 months................................       5.560%

More than 43 months to 48 months................................       5.625%



Dated:  November 20, 1998

Form of Note (check one): Book Entry    [X]

                          Certificated  [ ]


In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.